                                                                    Exhibit 10.6

[BANK]

BAKER HUGHES INCORPORATED
3900 ESSEX LANE SUITE
P.O. BOX 4740
HOUSTON, TX 77210-4740
ATTN: MR. DOUG DOTY

DATE: 30JUL03

RE: Interest Rate Swap Transaction

Dear Sir/Madam,

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

Reference to "Party A" and "Party B" are for the purposes of this Confirmation only.

1.   This Confirmation evidences a complete and binding agreement between

                                   ("PARTY A")

     BAKER HUGHES INCORPORATED ("PARTY B")

     as to the terms of the Swap Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as you and we in good faith agree. Upon the execution by you and us of such agreement, this Confirmation will supplement, form a part of and be subject to that agreement. All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of English Law as the governing law and the US Dollars as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purposes of this Swap Transaction.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:-

     Notional Amount                     : USD 325,000,000.00

     Trade Date                          : 30JUL03

     Effective Date                      : 01AUG03

     Termination Date                    : 15JAN09
                                           SUBJECT TO ADJUSTMENT IN
                                           ACCORDANCE WITH THE
                                           MODIFIED FOLLOWING BUSINESS DAY
                                           CONVENTION

     FIXED AMOUNTS

     Fixed Rate Payer                    : PARTY A

     Fixed Rate Payer Payment Dates      : EACH JANUARY 15, AND JULY 15,
                                           COMMENCING JANUARY 15, 2004 AND
                                           ENDING JANUARY 15, 2009, SUBJECT
                                           TO ADJUSTMENT IN ACCORDANCE
                                           WITH THE MODIFIED FOLLOWING
                                           BUSINESS DAY CONVENTION, WITH
                                           NO ADJUSTMENT TO PERIOD END DATES.

     Fixed Rate (% Per Annum)            : 6.250000

     Fixed Rate Day Count Fraction       : 30/360

     FLOATING AMOUNTS

     Floating Rate Payer                 : PARTY B

     Floating Rate Payer Payment Dates   : EACH JANUARY 15, AND JULY 15,
                                           COMMENCING JANUARY 15, 2004 AND
                                           ENDING JANUARY 15, 2009, SUBJECT
                                           TO ADJUSTMENT IN ACCORDANCE WITH
                                           THE MODIFIED FOLLOWING BUSINESS
                                           DAY CONVENTION.

     Floating Rate for the Initial
     Calculation Period                  : 1.150000 %  (EXCLUSIVE OF SPREAD)

     Floating Rate Day Count Fraction    : ACTUAL/360

     Floating Rate Option                : USD-LIBOR-BBA

     Designated Maturity                 : 6 MONTHS

     Spread (%)                          : PLUS 2.4425

     Reset Dates                         : THE FIRST DAY OF EACH
                                           CALCULATION PERIOD

     Business Days                       : LONDON, NEW YORK

     Calculation Agent                   : PARTY A, UNLESS OTHERWISE
                                           STATED IN THE MASTER AGREEMENT

3.   ACCOUNT DETAILS:

     Payments of PARTY A

     Correspondent Bank                  :
     Favour                              : [Bank Information]
     A/c                                 :
     Ref                                 :

     Payments of PARTY B

     PLEASE ADVISE UNDER SEPARATE COVER

4.   OFFICES

     PARTY A                             : LONDON BRANCH
     PARTY B                             : HOUSTON

5.   OTHER PROVISIONS

     (A) RELATIONSHIP BETWEEN THE PARTIES

     Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanation related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction;

     (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advise), and understands and accepts the terms, conditions and risks of that Transaction. It assumes the risks of that Transactions;

     (iii)Status of Parties. The other party is not acting as a fiduciary or an adviser to it in respect of that Transaction

     (iv) Consultation. Discussions of termination or limitation of risk with respect to the Transaction and/or provision by a party of indicative valuations, financial analyses or other statements of valuation and risk based on market movements (i) are based only on the party's business and experience as a provider of financial services, (ii) are subject only to the duty of each party to act in good faith and to no other duty and (iii) do not constitute guarantees or assurances of financial results or commitments to terminate or otherwise limit exposure under the Transaction, it being understood that each party undertakes duties, liabilities or obligations under the Agreement or in respect of the Transaction only through written documentation expressly so undertaking and signed by its duly authorised officer; and

     (v) Awareness. In so far as Party B is not acting as a dealer or a market professional in the relevant market, the transaction is entered in to in accordance with its authorised policies for purposes of hedging or managing its assets, liabilities and/or investments or in connection with a line of business (and not for speculation).

Please confirm that the foregoing correctly sets forth the terms of our
agreement by a return fax/telex to [Bank]        to the attention
of Derivatives Documentation Unit:
Fax Number
Telephone Number           [Bank Information]

Yours faithfully,

By: _____________________________         By: __________________________

Name:                                     Name:

Title:                                    Title:

By: /s/ H. Gene Shiels                    By:
   ------------------------------------      ------------------------------
   BAKER NOGMES INCORPORATION, HOUSTON

Name:  H. Gene Shiels                     Name:

Title: ASSISTANT TREASURER                Title:

(ISDA MULTICURRENCY-CROSS BORDER)

                        SCHEDULE TO THE MASTER AGREEMENT
                            DATED AS OF JULY 30, 2003
                                     BETWEEN
                                 [BANK] ("BANK")
                                       AND
                        BAKER HUGHES INCORPORATED ("BHI")

            PART 1: TERMINATION PROVISIONS AND CERTAIN OTHER MATTERS

         (a) "SPECIFIED ENTITY" means, in relation to Bank, for the purpose of:

                  SECTION 5(a)(v),  not applicable;

                  SECTION 5(a)(vi),  not applicable;

                  SECTION 5(a)(vii),  not applicable; and

                  SECTION 5(b)(iv), not applicable;

                  and, in relation to BHI, for the purpose of:

                  SECTION 5(a)(v), not applicable;

                  SECTION 5(a)(vi),  not applicable;

                  SECTION 5(a)(vii),  not applicable; and

                  SECTION 5(b)(iv), not applicable.

         (b)      "SPECIFIED TRANSACTION" will have the meaning specified in
                  Section 14.

         (c) The "CROSS-DEFAULT" provisions of Section 5(a)(vi) will apply to Bank and BHI.

         If such provisions apply, "SPECIFIED INDEBTEDNESS" means in relation to Bank and BHI, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (i) in respect of borrowed money, other than an obligation for which payment is not being made because of an event similar to illegality or because the obligation to pay is being disputed in good faith, except that with respect to the Bank, such term will not include obligations in respect of deposits received in the ordinary course of its banking business; and (ii) any amount due and payable in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction), and with respect to BHI shall include, without limitation, and without regard to the Threshold Amount the obligations of BHI under that certain Credit Agreement dated as of July 7, 2003 between Baker Hughes Incorporated as Borrower, and the Lenders identified therein, and Bank of America, N.A. as Administrative Agent, [Bank, Bank] and [Bank], as Syndication Agents, [Bank], as Documentation Agent, and [Bank], as Managing Agent and [Bank], as Sole Lead

         Arranger and Sole Book Manager as the same may be amended, modified or supplemented from time to time (the "Credit Agreement").

         Section 5(a)(vi) is amended by the insertion of the following words after the words "due and payable" on line 8:

                  "or, in the case of Specified Indebtedness in respect of any Specified Transaction which has resulted in such Specified Indebtedness becoming due and payable as a result of the early termination of the relevant Specified Transaction".

         "THRESHOLD AMOUNT" means for Bank and BHI three percent (3%) of shareholder's equity, determined in accordance with generally accepted accounting principles in such party's country of incorporation or organization, consistently applied, as at the end of such party" most recently completed fiscal year. For purposes of this definition, any Specified Indebtedness denominated in a currency other than the currency in which the financial statements of such party are denominated shall be converted into USD.

         (d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) shall be deleted in its entirety and replaced with the following language set forth in this clause (d) of this Schedule.

                           "(1)     (A) such party ("A"), any Credit Support
                           Provider of A or any applicable Specified Entity of A consolidates, amalgamates or mergers with or into, or transfers all or substantially all of its assets to another entity;

                                    (B) any person or entity acquires directly
                           or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of A or otherwise acquires directly or indirectly the power to control the policy making decisions of A; or

                                    (C) A enters into any agreement providing
                           for the transactions described in Sections
                           5(b)(iv)(1)(A) or 5(b)(iv)(1)(B) of this Agreement;

                           (2) such action does not constitute an event described in Section 5(a)(viii) of this Agreement; and

                           (3) Standard and Poor's Corporation or Moody's Investor Services, Inc. (or any successors to such entities) rates the creditworthiness of A (in the case of a transaction by a Specified Entity of A that is not a Credit Support Provider of A), or of the resulting, surviving or transferee entity of A or the Credit Support Provider of A, as the case may be (in the case of a transaction by A or the Credit Support Provider of A, as the case may be), below BBB- or Baa3, respectively; or"

         (e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Bank or BHI.

         (f)      PAYMENTS ON EARLY TERMINATION. For the purpose of Section
6(e):

                  (i) (a) Market Quotation will apply with respect to Transactions other than FX Transactions and Currency Option Transactions; and (b) Loss will apply with respect to FX Transactions and Currency Option Transactions.

                  (ii)     The Second Method will apply to all Transactions.

         (g)      "TERMINATION CURRENCY" means U. S. Dollar.


         (h) ADDITIONAL TERMINATION EVENT. (i) The following shall constitute an Additional Termination Event (with any event specified in the following constituting an "IMPOSSIBILITY"):

                  Due to the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption, act of State, or any other similar circumstance beyond its control after the date on which a Transaction is entered into, it becomes impossible (other than as a result of its own misconduct) for a party (which will be the Affected Party):

                           (1) to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of a Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                           (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party or such Credit Support Provider has under any Credit Support Document relating to a Transaction.

                  (ii) The definition of "Affected Transactions" in Section 14 of this Agreement is amended by adding the word "Impossibility" immediately before the word "Illegality" in the first line thereof.

                  (iii) If an event or circumstance that would otherwise constitute or give rise to an Event of Default also constitutes an Impossibility, it will be treated as a Termination Event and will not constitute an Event of Default.

                           PART 2: TAX REPRESENTATIONS

         (a)      REPRESENTATIONS OF BANK.

                  (1) Payer Tax Representation. For the purpose of Section 3(e), Bank hereby makes the following representation.


                           It is not required by any applicable law, as modified
                  by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d) (ii) or 6(e)) to be made by it to BHI under this Agreement. In making this representation, it may rely on:

                                    (a) the accuracy of any representations made
                           by BHI pursuant to Section 3(f);

                                    (b) the satisfaction of the agreement of BHI
                           contained in Section 4(a)(i) or 4(a) (iii) and the accuracy and effectiveness of any document provided by BHI pursuant to Section 4(a) (i) or 4(a) (iii); and

                                    (c) the satisfaction of the agreement of BHI
                           contained in Section 4(d);

                           provided that it shall not be a breach of this representation where reliance is placed on clause (b) and BHI does not deliver a form or document under
                           Section 4(a) (iii) by reason of material prejudice to its legal or commercial position.

                  (2) Payee Tax Representations. For the purpose of Section 3(f), Bank makes the representations specified below:


                  (i) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                  (ii) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

                  (iii) With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

         (b)      REPRESENTATIONS OF BHI.

                  (1) Payer Tax Representation. For the purpose of Section 3(e), BHI hereby makes the following representation:

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d) (ii) or 6(e)) to be made by it to Bank under this Agreement. In making this representation, it may rely on:

                           (a) the accuracy of any representation made by Bank
                  pursuant to Section 3(f);

                           (b) the satisfaction of the agreement of Bank
                  contained in Section 4(a) (i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by Bank pursuant to
                  Section 4(a) (i) or 4(a) (iii); and

                           (c) the satisfaction of the agreement of Bank
                  contained in Section 4(d);

                  provided that it shall not be a breach of this representation where reliance is placed on clause (b) and Bank does not deliver a form or document under Section 4(a) (iii) by reason of material prejudice to its legal or commercial position.

                  (2) Payee Tax Representation. For the purpose of Section 3(f), BHI makes the representation specified below:

                           (i) It is a corporation organized under the laws of the State of Delaware.

                     PART 3: AGREEMENT TO DELIVER DOCUMENTS

         For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

         (a)      Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED
  TO DELIVER                                                              DATE BY WHICH
   DOCUMENT             FORM / DOCUMENT / CERTIFICATE                    TO BE DELIVERED
--------------          -----------------------------                    ---------------
 Bank and BHI                  As applicable,                     Promptly upon the earlier of (i)
                               IRS Form 1001                      reasonable demand by the other
                               IRS Form 4224                      party, or (ii) learning that the
                               IRS Form W-9                       form or document is required
                               IRS Form W-8

         (b)      Other documents to be delivered are:

PARTY REQUIRED                                                                              COVERED BY
  TO DELIVER                    FORM / DOCUMENT /                  DATE BY WHICH            SECTION 3(d)
   DOCUMENT                        CERTIFICATE                    TO BE DELIVERED         REPRESENTATIONS
--------------                  -----------------                 ---------------         ---------------
 Bank and BHI           Certified copies of all corporate      Upon execution and                Yes
                        authorizations and any other           delivery of this
                        documents with respect to the          Agreement, and
                        execution, delivery and performance    thereafter upon
                        of this Agreement                      reasonable demand by
                                                               the other party

 Bank and BHI           Certificate of authority and           Upon execution and                Yes
                        specimen signatures of individuals     delivery of this
                        executing this Agreement and           Agreement, and
                        Confirmations                          thereafter upon request
                                                               of the other party

 Bank and BHI           A copy of its most recent Annual       Promtly upon request               No
                        Report containing consolidated         from the other party
                        financial statements prepared in
                        accordance with accounting
                        principles that are generally
                        accepted for institutions of its
                        type in the jurisdiction of its
                        organization and certified by
                        independent public accountants

Bank and BHI            A copy of its most recent unaudited    Promptly upon request              No
                        interim consolidated financial         from the other party
                        statements prepared in accordance
                        with accounting principles that are
                        generally accepted for institutions
                        of its type in the jurisdiction of
                        its organization in each case
                        consistently applied.

                              PART 4: MISCELLANEOUS

         (a)      ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:

         Any notice relating to a particular Transaction shall be delivered to the address or facsimile or telex number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 of this Agreement shall be delivered to the following address:

         Address for notice or communications to Bank:

         (i)      For all purposes of this Agreement:

         [Bank's Contact Information]
         Attention:  Fixed Income Derivatives Documentation

         (ii) With a copy to the Office through which Party A is acting for the purposes of the relevant Transaction at the address set out below:

         [Bank's Contact Information]

                  Address for notice or communications to BHI:

         Baker Hughes Incorporation
         Attention: Gene Shiels, Assistant Treasurer
         3900 Essex Lane
         Houston, Texas 77027-5177
         Facsimile No.: (713) 439-8678

         (b)      PROCESS AGENT. For the purpose of Section 13(c):

         Bank appoints as its Process Agent:  Not applicable.

         BHI appoints as its Process Agent:  Not applicable.

         (c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

         (d)      MULTIBRANCH PARTY. For the purpose of Section 10 of this
         Agreement:

         Bank is a Multibranch Party and may act through the following Offices:
         Amsterdam, Chicago, London.

         BHI is not a Multibranch Party.

         (e) CALCULATION AGENT. The Calculation Agent is Bank unless otherwise specified in a Confirmation in relation to the relevant Transaction.

         (f)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support
         Document: not applicable.

         (g) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to either party: not applicable.

         (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law doctrine).

         (i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply to any Transaction.

         (j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                            PART 5: OTHER PROVISIONS

         (a)      SET-OFF. Add the following Section 6(f) to the Master
         Agreement:

                  Any amount (the "EARLY TERMINATION AMOUNT") payable to one party (the "PAYEE") by the other party (the "PAYER") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the other party ("PARTY X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "OTHER AGREEMENT AMOUNT") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). Party X will give notice to the other party of any set-off effected under this
         Section 6(f).

                  For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by Party X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

                  If an obligation is unascertained, Party X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

                  Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

         (b) NETTING. Section 2(c) is hereby amended by inserting in the fourth line thereof after the word "other" and before the comma "(A) if the aggregate amount that would otherwise be payable by one party to the other party equals the aggregate amount that would otherwise be payable to such party by the other party," and inserting "(B)" in the fifth line thereof after the words "and," and before the word "if."

         (c) EXCHANGE OF CONFIRMATIONS. The parties hereby amend Section 9(e)(ii) by adding the following sentences at the end thereof:

         On or promptly following the date on which the parties reach agreement on the terms of a Transaction as contemplated by the first sentence of this clause (ii), Bank will send to BHI a Confirmation via facsimile transmission. BHI will promptly thereafter confirm the accuracy of (in the manner required by this clause (ii)), or request the correction of, such Confirmation (in the latter case, indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation so that it correctly reflects the parties agreement with respect to the Transaction referred to in the Confirmation). If any dispute arises as to whether an error exists in a Confirmation, the parties shall in good faith make reasonable efforts to resolve the dispute. If BHI fails to accept or dispute the Confirmation in the manner set forth above within three Local Business Days after it was received by BHI (on a business day), the Confirmation shall be deemed to correctly reflect the parties' agreement on the terms of the Transaction referred to therein absent manifest error. The requirement of this clause (ii) and elsewhere in this Agreement that the parties exchange Confirmations shall for all purposes be deemed satisfied by a Confirmation sent and an acknowledgment deemed given as provided herein.

         (d) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (e) DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT IN ANY CONFIRMATION, OR ANY OTHER DOCUMENT IN CONNECTION THEREWITH, IN NO EVENT SHALL EITHER BANK OR BHI BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, ANY DAMAGES FOR LOSS OF PROFITS, LOSS OF BUSINESS, OR LOSS OF OPPORTUNITY.

         (f) RELATIONSHIP BETWEEN PARTIES. The following representations shall be inserted as a new Section 3(g) of this Agreement.

                  "(g)     RELATIONSHIP BETWEEN PARTIES. Each party will be
         deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                           (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                           (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing that merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                           (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

                           (iv) ELIGIBLE CONTRACT PARTICIPANT. it is an "eligible contract participant" under, and as defined in,
                  Section 1a of the Commodity Exchange Act (7 USC 1a), amended from time to time."

         (g) NEGATIVE INTEREST RATES. (i) FLOATING AMOUNTS. "SWAP TRANSACTION" means, for the purposes of this provision concerning Negative Interest Rates, a rate exchange or swap transaction, including transactions involving a single currency or two or more currencies. Bank and BHI agree that, if with respect to a Calculation Period for a Swap Transaction either party is obligated to pay a Floating Amount that is a negative number (either due to a quoted negative Floating Rate or by operation of a Spread that is subtracted from the Floating
         Rate), the Floating Amount with respect to that party for that Calculation Period will be deemed to be zero, and the other party will pay to that party the absolute value of the negative Floating Amount as calculated, in addition to any amounts otherwise owed by the other party for that Calculation Period with respect to that Swap Transaction, on the Payment Date that the Floating Amount would have been due if it had been a positive number. Any amounts paid by the other party with respect to the absolute value of a negative Floating Amount will be paid to such account as the receiving party may designate (unless such other party gives timely notice of a reasonable objection to such designation) in the currency in which that Floating Amount would have been paid if it had been a positive number (and without regard to the currency) in which the other party is otherwise obligated to make payments.

                  (ii) COMPOUNDING. Bank and BHI agree that, if with respect to one or more Compounding Periods for a Swap Transaction where "COMPOUNDING" or "FLAT COMPOUNDING" is specified to be applicable, the Compounding Period Amount, the Basic Compounding Period Amount or the Additional Compounding Period Amount is a negative number (either due to a quoted negative Floating Rate or by operation of a Spread that is subtracted from the Floating Rate), then the Floating Amount for the Calculation Period in which that Compounding Period or those compounding Periods occur will be either the sum of all the Compounding Period Amounts or the sum of all the Basic Compounding Period amounts and all the Additional Compounding Period Amounts in that Calculation Period (whether positive or negative). If such sum is positive, then the Floating Rate Payer with respect to the Floating Amount so calculated will pay that Floating Amount to the other party. If such sum is negative, the Floating Amount with respect to the party that would be obligated to pay that Floating Amount will be deemed to be zero, and the other party will pay to that party the absolute value of the negative Floating Amount as calculated, such payment to be made in accordance with (i) above.

         (h) TERMINATION. If no Transactions (or any present or future payment obligations, contingent or otherwise, thereunder) are outstanding under this Agreement, either party may terminate this Agreement upon written notice to the other party.

         (i) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, any Transaction, any Confirmation, or the breach or alleged breach of this Agreement shall be settled by

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

arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In connection with any such arbitration, unless the parties hereto otherwise agree, (i) the arbitration shall be held in The City of New York before three arbitrators, (iii) each arbitrator shall be unaffiliated with either party and shall be a knowledgeable and informed participant in interest rate swaps, currency exchanges and cross-currency interest rate swaps, and (iii) each party shall select one arbitrator within seven days of the commencement of the arbitration, and the two arbitrators selected by the parties shall select a third arbitrator within seven days of the date of the selection of the second arbitrator.

         (j) SEVERABILITY. If any provision (or any portion of any provision) of this Agreement is held invalid or unenforceable, it shall be modified or construed restrictively, to the extent possible, to comply with applicable law, rather than voided, to give effect to the intent of the parties, and if such modification or restrictive construction is not possible, it shall be severed herefrom. In any event, all of the other provisions of this Agreement shall be deemed valid and enforceable and shall remain in full force and effect and shall not be adversely affected by the validity or unenforceability of such provision (or portion).

         (k) ADDITIONAL AGREEMENTS. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to the party, promptly to give the other notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event).

         (l) DEFINITIONS. This Agreement, each Confirmation, and each Transaction are subject to the 2000 ISDA Definitions, 1998 ISDA FX and Currency Option Definitions (the "FX DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association, and The Foreign Exchange Committee, as such definitions may be hereinafter amended, and any other definitions specified in the relevant Confirmation for such Transaction, as each of such definitions may be amended, supplemented replaced, updated or modified from time to time (collectively, the "DEFINITIONS"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), and will be governed in all respects by the Definitions (except that any references to "Swap Transactions" in the Definitions will be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of this Agreement and the each relevant Confirmation as if set forth in full in this Agreement and such Confirmation. In the event of any inconsistency between the Definitions and any other definitions incorporated into a Confirmation, the definitions incorporated in the Confirmation will prevail for the purpose of the relevant Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation, this Agreement and the applicable Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

         (m) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction and (ii) agrees that such recording may be submitted in evidence to any court or in any proceedings with respect to this Agreement or any Transaction thereunder, provided that once a Confirmation of a Transaction has been mutually signed by both parties, this clause (ii) shall have no further effect with respect to such Transaction.

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

                      PART 6: FOREIGN EXCHANGE TRANSACTIONS

                  DEFINITIONS AND APPLICATIONS. (i) This Agreement is subject to the FX Definitions. In the event of any inconsistency between the FX Definitions and this Agreement, this Agreement will govern. Unless otherwise agreed in writing by the parties, each FX Transaction and Currency Option Transaction, whether now existing or hereafter entered into, between the parties shall be governed by this Agreement, as modified by this Schedule, notwithstanding Section 1(b) of this Agreement, the absence of any reference to this Agreement in the Confirmation in respect of any such FX Transaction or Currency Option Transaction, or the reference to any other governing terms or law in such Confirmation.

                  (ii) Section 3.4 of the FX Definitions is amended by adding the following:

                           (c) Non-Payment. If any Premium is not received on the Premium Payment Date, the Seller may elect either: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within three (3) Local Business Days (as defined in this Agreement) of such notice, treat the related Currency Option Transaction as void; or (iii) if such payment shall not be received within three (3) Local Business Days of such notice, treat such non-payment as an Event of Default under
                  Section 5(a)(i) of this Agreement. If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs and expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option Transaction.

                           (d) Discharge and Termination. Unless otherwise agreed, any Call or any Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call or a Put, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

                                    (i)     each being with respect to the same
                           Put Currency and the same Call Currency;

                                    (ii)    each having the same Expiration Date
                           and Expiration Time;

                                    (iii)   each being of the same style, i.e.,
                           either both being American style Currency Option Transactions or both being European style Currency Option Transactions;

                                    (iv)    each having the same Strike Price;

                                    (v)     neither of which shall have been
                           exercised by delivery of a Notice of Exercise; and

                                    (vi)    each having been transacted by the
                           same pair of offices of the Buyer and the Seller,
                  and upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e., where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement, including this Section 3.4(d).

Accepted and agreed:

[Bank]                                     BAKER HUGHES INCORPORATED

By: ______________________________         By: /s/Douglas C. Doty
                                                  ------------------
Name:                                      Name: Douglas C. Doty
Title:                                     Title: Vice President and Treasurer
                                           Date: July 30, 2003
By: ______________________________
Name:
Title:

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